SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 5, 2001


                                  ANACOMP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Indiana                     1-8328                  35-1144230
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      (STATE OR OTHER        (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER
       JURISDICTION OF                                 IDENTIFICATION NO.)
       INCORPORATION)


               12365 Crosthwaite Circle
                      Poway, CA                                  92064
       ---------------------------------------                ----------
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


       Registrant's telephone number, including area code: (858) 679-9797

                                 Not Applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.  OTHER EVENTS

On September 5, 2001, Anacomp, Inc. (the "Company") commenced a solicitation of acceptances of a proposed prepackaged plan of reorganization (the "Prepackaged Plan") from (i) holders (the "Holders") of its 10-7/8% Senior Subordinated Notes due 2004 (the "Notes"), and (ii) Fleet National Bank as agent and its syndicate of lenders under its existing secured credit facility (collectively, the "Bank Group"). The Prepackaged Plan provides for the Company's comprehensive financial restructuring (the "Restructuring"). The purpose of the Restructuring is to enhance the Company's economic viability by adjusting the Company's capitalization (including debt levels) to reflect currently anticipated business levels. The Restructuring is designed to substantially reduce the debt service obligations of the Company and create a capital structure that will allow the Company to stabilize its business and operations. The consummation of the Restructuring is subject to several contingencies detailed in the Disclosure Statement (as defined below).

Under the terms of the proposed Prepackaged Plan, the Notes will be cancelled and the Holders, as of the Effective Date of the Prepackaged Plan, will receive common stock of the Company. The proposed Prepackaged Plan provides for the extinguishment of the Company's existing common stock and the adoption of new Articles of Incorporation, which will provide for Class A Common Stock and Class B Common Stock. Class A Common Stock and Class B Common Stock will be identical in all respects (including without limitation, for purposes of voting) except that Class B Common Stock will, upon certain occurrences, be subject to dilution without further stockholder action of any kind. Holders of existing common stock as of the Effective Date of the Prepackaged Plan will receive one share of Class B Common Stock for each approximately 3,611 shares of the Company's current common stock held as of the Effective Date of the Plan, and warrants ("Warrants") to purchase additional Class B Common Stock at an exercise price of $61.54 per share. Upon consummation of the Prepackaged Plan, the current common stockholders of the Company will retain a 0.1% interest in the Company's common stock and the Holders will receive a 99.9% interest (without giving consideration to shares of common stock underlying the Warrants or shares of Class A Common Stock issuable to certain officers of the Company as incentive compensation).

The Prepackaged Plan also provides for the restructuring of the Company's existing credit facility with the Bank Group (the "Facility"). The proposed restructured Facility provides for, among other provisions, accelerated principal repayments causing permanent reductions in the borrowing limit. As a precondition to the restructuring of the Facility, the Company must effectuate a financial restructuring pursuant to a prepackaged Chapter 11 plan of reorganization by January 15, 2002.

A copy of the Disclosure Statement describing Anacomp, Inc.'s Chapter 11 Plan of Reorganization, dated August 29, 2001 (including Anacomp, Inc.'s Chapter 11 Plan of Reorganization, dated August 29, 2001, and all exhibits thereto) (the "Disclosure Statement") is attached as an exhibit to this Form 8-K.

Certain statements in this Form 8-K (and the exhibits attached hereto), including those related to the Company's plans, liquidity needs, potential restructuring and future operations, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; industry capacity; competition; raw materials costs and availability; currency fluctuations; the loss of any significant customers or suppliers; changes in business strategy or development plans; successful development of new products; availability, terms and deployment of capital; ability to meet debt service obligations; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulations; and other factors referenced in this report. The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan" and similar expressions or statement regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they involve substantial risks and uncertainties beyond the Company's control. The Company undertakes no obligation to update or revise any forward-looking statements for events or circumstance after the date on which such statement is made. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Further, the Company cannot assess the impact of each such factor on it business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.



EXHIBIT NUMBER    DESCRIPTION

Exhibit 23.1      Consent of Independent Public Accountants, dated September 18,
                  2001.

Exhibit 99.1 Disclosure Statement describing Anacomp, Inc.'s Chapter 11 Plan of Reorganization, dated August 29, 2001 (including Anacomp, Inc.'s Chapter 11 Plan of Reorganization, dated August 29, 2001, and all exhibits thereto).

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.


                                       ANACOMP, INC.



                                       By:  /s/ Linster W. Fox
                                          -----------------------------
                                          Name:     Linster W. Fox
                                          Title:    Senior Vice President and
                                                    Chief Financial Officer

DATE:  SEPTEMBER 20, 2001